Exhibit to Accompany
Sub-Item 77 (O): Transactions effected pursuant to Rule 10f-3
FORM N-SAR
THE MARSICO INVESTMENT FUND  (the "Funds")
File Number: 811-8397
Period October 01, 2000 through September 30, 2001

Name of Issuer: Transmeta Corp.
Date of Offering:11/06/00
Date of Purchase:11/06/00
Underwriter from whom purchased: DMG Equities, Morgan Stanley

"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	21st Century $210,000;
  Aggregate principal amount of offering: $314 million
Purchase price (net of fees and expenses):$21 / share
Commission, spread or profit:	$1.47 / share


Name of Issuer: Adolph Coors
Date of Offering:11/15/00
Date of Purchase:11/15/00
Underwriter from whom purchased: Goldman Sachs, Morgan Stanley
     JP Morgan
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	Growth & Income
     $3,400,262
Aggregate principal amount of offering: $368.1 million
Purchase price (net of fees and expenses): $66.6875 / share
Commission, spread or profit:	$3.00 / share


Name of Issuer: Global Power Equipment Group
Date of Offering:5/17/01
Date of Purchase:5/17/01
Underwriter from whom purchased: Salomon Smith Barney,
     Deutsche Banc Alex Brown, Raymond James, C.S. First Boston
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	21st Century
     $50,360
Aggregate principal amount of offering: $147 million
Purchase price (net of fees and expenses): $20.0000 / share
Commission, spread or profit:	$0.84 / share


Name of Issuer: Instinet Group Inc.
Date of Offering:5/17/01
Date of Purchase:5/17/01
Underwriter from whom purchased: Salomon Smith Barney,
     C.S. First Boston,Deutsche Banc Alex Brown, JP Morgan,
      Bear Stearns, Merrill Lynch
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	21st Century/International Opp.
     $219,153/$108,025
Aggregate principal amount of offering: $427.75 million
Purchase price (net of fees and expenses): $14.5000 / share
Commission, spread or profit:	$0.82 / share



Name of Issuer: Reliant Resources, Inc.
Date of Offering:4/30/01
Date of Purchase:4/30/01
Underwriter from whom purchased: Goldman Sachs, Merrill Lynch
     C.S. First Boston, Deutsche Banc Alex Brown, ABN AMRO,
      UBS Warburg
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	21st Century
     $2,448,960
Aggregate principal amount of offering: $1.56 billion Purchase price (net of fees and expenses): $14.5000 / share
Commission, spread or profit:	$0.90 / share



Name of Issuer: Odyssey Re Holdings Corp.
Date of Offering:6/14/01
Date of Purchase:6/14/01
Underwriter from whom purchased: CIBC, JP Morgan
     "Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	21st Century/International Opp.
     $453,636/$252,432
Aggregate principal amount of offering: $308.57 million
Purchase price (net of fees and expenses): $18.0000 / share
Commission, spread or profit:	$0.64 / share



Name of Issuer: Accenture Ltd.
Date of Offering:7/18/01
Date of Purchase:7/18/01
Underwriter from whom purchased: Morgan Stanley, JP Morgan
     Goldman Sachs, Salomon Smith Barney, C.S. First Boston
     "Affiliated Underwriter" in the syndicate: Banc of America
     Securities
Aggregate principal amount of purchase:	21st Century/International Opp.
     $741,037/$522,208
Aggregate principal amount of offering: $1.667 billion
Purchase price (net of fees and expenses): $14.5000 / share
Commission, spread or profit:	$0.41 / share